UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 14, 1998
                                                          ---------------


                    LifeStyle Furnishings International Ltd.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                   333-11905               56-1977928
(State or Other Jurisdiction of      (Commission            (IRS Employer
        Incorporation)               File Number)          Identification No.)




                              4000 Lifestyle Court
                        High Point, North Carolina 27265
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               (Address of Principal Executive Offices)(Zip Code)


         Registrant's telephone number, including area code 336-878-7000
                                                            ------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events.
         -------------

         LifeStyle Furnishings International Ltd. (the "Registrant") issued a press release on August 14, 1998. The relevant portion of the text of that release was as follows:



FOR IMMEDIATE RELEASE                                    CONTACT: Wayne B. Lyon
                                                              Ronald J. Hoffman


                    LIFESTYLE FURNISHINGS INTERNATIONAL LTD.
                     REPORTS EARNINGS FOR THE SECOND QUARTER


         High Point, North Carolina; August 14, 1998 - LifeStyle Furnishings International Ltd. ("LFI") today reported second quarter 1998 net sales of $479.3 million, essentially unchanged from the second quarter of 1997. Operating profits declined 24.5% to $30.2 million and net income declined 16.7% to $13.6 million, compared to the prior year quarter, as production efficiency and operating costs continued to be negatively impacted by several strategic operational initiatives currently under way at LFI.

         Wayne B. Lyon, Chairman, CEO, and President said, "We are pleased with our order momentum and customer acceptance with new product. However, second quarter shipments continued to be temporarily impacted as the initial implementation and rollout of planned manufacturing and technology initiatives at several business units combined to limit product availability. Similarly, operating profits have been impacted by transition costs related to LFI's restructuring and reengineering initiatives designed to improve quality, reduce order-to-ship times, and enhance product value. While these initiatives are temporarily disruptive, we are confident that the resultant benefit to our customers and our consumers will more than justify the short-term costs."

         LFI announced a cash tender offer and consent solicitation relating to its $200 million aggregate principal amount outstanding of 10 7/8% Senior Subordinated Notes due 2006. The offer for the 10 7/8% notes is subject to certain conditions, including completion of the previously announced initial public offering, a requirement that LFI receive the valid consent of holders of at least a majority in aggregate principal amount of such securities and a requirement that at least a majority in aggregate principal amount of such securities have been validly tendered pursuant to the offer.

         LFI continues to work with its underwriters on the Initial Public Offering announced on July 8, 1998. The timing of the proposed offering is subject to market conditions, regulatory approvals, and other factors.

         LFI is the largest manufacturer and marketer of home furnishings products with sales of approximately $2 billion. LFI leadership brands include Beacon Hill(R), BenchCraft(R), Berkline(R), Drexel Heritage(R), Henredon(R), LaBarge(R), Lexington(R), Maitland-Smith(TM), Robert Allen(TM)/Ametex(TM), Sunbury(TM) and Universal(R).



                                     REVISED

LifeStyle Furnishings International Ltd.

Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in thousands)


                                                Three Months Ended June 30,
                                                ---------------------------
                                                 1998               1997
                                                ----------      -----------
Net sales                                       $479,260           $479,400
Cost of sales                                    358,190            353,220
                                                --------           --------
  Gross profit                                   121,070            126,180
Selling, general and administrative
  expenses                                        90,880             86,190
                                                --------           --------
  Operating profit                                30,190             39,990
Other expense, net                                10,700             14,800
                                                --------           --------
   Income before income taxes                     19,490             25,190
Income taxes                                       5,860              8,820
                                                ========           ========
  Net income                                    $ 13,630           $ 16,370
                                                ========           ========



Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)
                                                       As of June 30,
                                                ---------------------------
                                                    1998            1997
                                                -----------     -----------
Assets:
Cash and cash investments                        $   11,640      $   16,860
Receivables                                          86,400         129,540
Investment in receivables trust                      61,590          56,220
Inventories                                         498,910         542,580
Other current assets                                 71,920          39,740
                                                 ----------      ----------
    Total current assets                            730,460         784,940
Property and equipment, net                         343,300         347,780
Other assets                                         47,060          70,580
                                                 ==========      ==========
    Total assets                                 $1,120,820      $1,203,300
                                                 ==========      ==========



Liabilities and stockholder's equity:
Long-term debt, current                                  460         19,120
Accounts payable                                     129,080        112,290
Other current liabilities                            132,160        136,260
                                                  ----------     ----------
    Total current liabilities                        261,700        267,670
Long-term debt                                       311,600        421,460
Other liabilities                                     85,210         46,580
                                                  ----------     ----------
    Total liabilities                                658,510        735,710
Stockholder's equity                                 462,310        467,590
                                                  ==========     ==========
   Total liabilities and stockholder's equity     $1,120,820     $1,203,300
                                                  ==========     ==========







                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       LifeStyle Furnishings International Ltd.


Date: August 14, 1998                         By:    /s/ Douglas C. Barnard
                                                     ----------------------
                                              Name:  Douglas C. Barnard
                                              Title: Vice President, General
                                                     Counsel and Secretary